UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

 _____________________________________

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	MSM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of Amended and Restated Associate Stock Purchase Plan

On January 27, 2021, MSC Industrial Direct Co., Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the amendment and restatement of the Company’s Associate Stock Purchase Plan (as amended and restated, the “Stock Purchase Plan”) to (i) increase the number of shares available for sale thereunder by 350,000 shares and (ii) extend the term of the Stock Purchase Plan by an additional six years, through October 31, 2030. A summary of the material terms of the Stock Purchase Plan is set forth in “Proposal No. 4, Approval of the Amendment and Restatement of Our Associate Stock Purchase Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 17, 2020 (the “2020 Proxy Statement”), which summary is incorporated herein by reference. The foregoing summary and the summary incorporated by reference from the 2020 Proxy Statement are subject to, and qualified in their entirety by reference to, the full text of the Stock Purchase Plan, which is incorporated by reference as Exhibit 10.1 to this report.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)

On January 27, 2021, the Company held the Annual Meeting. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below. On all matters (including the election of directors) submitted to a vote of the Company’s shareholders, the Company’s Class A common stock and Class B common stock vote together as a single class, with each holder of Class A common stock entitled to one vote per share of Class A common stock and each holder of Class B common stock entitled to ten votes per share of Class B common stock. Broker non-votes and abstentions are not considered votes cast at the Annual Meeting and are not counted for any purpose in determining whether a matter has been approved.

1.Election of directors to serve for one-year terms:

	Votes Cast	Votes	Broker	Percentage of
Nominee	For	Withheld	Non-Votes	Votes Cast For
Erik Gershwind	130,668,673	843,275	2,113,105	99.36%

Louise Goeser	129,862,156	1,649,792	2,113,105	98.75%

Mitchell Jacobson	101,595,702	29,916,246	2,113,105	77.25%

Michael Kaufmann	131,210,839	301,109	2,113,105	99.77%

Steven Paladino	129,531,322	1,980,626	2,113,105	98.49%

Philip Peller	129,818,137	1,693,811	2,113,105	98.71%

Rudina Seseri	131,249,403	262,545	2,113,105	99.80%

Each of the nominees was re-elected by the Company’s shareholders to serve on the board of directors for a one-year term expiring at the Company’s 2022 Annual Meeting of Shareholders, and until their respective successors have been elected, or until their earlier resignation or removal.

2.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021:

erc
			Percentage of
Votes Cast For	Votes Cast Against	Abstentions	Votes Cast For
131,704,523	1,890,912	29,618	98.58%

Proposal No. 2 was approved by the Company’s shareholders.

3.Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

				Percentage of
Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes	Votes Cast For
128,635,920	2,812,347	63,681	2,113,105	97.86%

Proposal No. 3, an advisory vote, was approved by the Company’s shareholders.

4.Approval of the Amendment and Restatement of the Company’s Associate Stock Purchase Plan:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes	Votes Cast For
130,287,669	1,185,427	38,852	2,113,105	99.09%

Proposal No. 4 was approved by the Company’s shareholders.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:
10.1	Amended and Restated Associate Stock Purchase Plan (incorporated by reference to Annex A to the registrant’s definitive proxy statement filed on December 17, 2020.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: January 27, 2021	By:	/s/ Kristen Actis-Grande
	Name:	Kristen Actis-Grande
	Title:	Executive Vice President and Chief Financial Officer